Exhibit (a)(5)(i)
NEWS RELEASE

KLA-Tencor Contacts:	Jeff Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Charles Lewis (Media)
Director, Public Relations
(408) 875-9037
charles.lewis@kla-tencor.com
FOR IMMEDIATE RELEASE
KLA-TENCOR COMPLETES ACQUISITION OF THERMA-WAVE
SAN JOSE, CA, May 25, 2007 — KLA-Tencor Corporation (NasdaqGS: KLAC) today announced it has completed its acquisition of Therma-Wave Corporation (Nasdaq: TWAV).
“We are pleased to welcome Therma-Wave as part of KLA-Tencor,” stated Rick Wallace, CEO. “The addition of Therma-Wave’s products and expertise gives our customers an expanded offering of metrology solutions to meet their process control needs.”
About KLA-Tencor:
KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com, which website is not part of this press release.
Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and federal securities law. Such forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to expectations, predictions, beliefs, and assumptions should be considered forward-looking statements. These statements include, but are not limited to, those associated with the strengthening of KLA-Tencor’s product portfolio and the delivery of value to KLA-Tencor’s customers. These statements involve risks and uncertainties including those associated with the integration of Therma-Wave, changes in laws or regulations and other similar factors. Further information on potential factors that could affect KLA-Tencor’s business is contained in its reports on file with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2006 and its Form 10-Q for the quarter ended March 31, 2007. KLA-Tencor is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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